   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2000
                                                 REGISTRATION NO. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           CLARK/BARDES HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                       52-2103926
   (State of or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                     Identification Number)



                                   ----------

                       102 SOUTH WYNSTONE PARK DRIVE, #200
                        NORTH BARRINGTON, ILLINOIS 60010
                                 (847) 304-5800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   ----------


                                                                            With a copy to:

                       W. T. WAMBERG                                     TERRY M. SCHPOK, P.C.
     CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER         AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
            102 SOUTH WYNSTONE PARK DRIVE, #200                     1700 PACIFIC AVENUE, SUITE 4100
             NORTH BARRINGTON, ILLINOIS 60010                            DALLAS, TEXAS  75201
                      (847) 304-5800                                        (214) 969-2800
         (Name, Address, Including Zip Code, and
Telephone Number, Including Area Code of Agent for Service)

                                   ----------

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend interest reinvestment plans, or check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                                          CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                            AMOUNT TO BE    AGGREGATE PRICE PER SHARE   AGGREGATE OFFERING       AMOUNT OF
    TITLE OF SHARES TO BE REGISTERED         REGISTERED                (1)                   PRICE(1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      1,888,887                $10.78                $20,362,202           $5,376
-----------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights                 (2)                    (2)                      (3)                 (3)
=============================================================================================================================

(1) Estimated pursuant to rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of Clark/Bardes Holdings' common stock reported by the Nasdaq National Market on September 15, 2000.

(2) The rights to purchase shares of Junior Participating Preferred Stock, Series A, par value $0.01 per share, are attached to and trade with the common stock. As no additional consideration will be received for the rights, no registration fee is required with respect to them under Rule 457(i).

(3) Rule 457(g) of the Securities Act of 1933 does not require the payment of a registration fee because the Company is registering the rights in the same registration statement as the securities being offered pursuant to the rights.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2000
PROSPECTUS


                       [CLARK/BARDES HOLDINGS, INC. LOGO]


                       102 South Wynstone Park Drive, #200
                        North Barrington, Illinois 60010
                            Telephone: (847) 304-5800


                        1,888,887 SHARES OF COMMON STOCK

                                   ----------


     This prospectus relates to the public offer and sale of up to 1,888,887 shares of our common stock by the selling stockholders named herein. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

     Our common stock trades on the Nasdaq National Market under the symbol "CLKB." On September 15, 2000, the last reported sale price of our common stock on Nasdaq was $11.06 per share.

                                   ----------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS INCORPORATED BY REFERENCE FROM OUR ANNUAL REPORT ON FORM 10-K INTO THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               THE DATE OF THIS PROSPECTUS IS _____________, 2000.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

Special Note Regarding Forward-Looking Statements.................................................................1
About This Prospectus.............................................................................................1
Our Business......................................................................................................2
Use of Proceeds...................................................................................................4
Selling Stockholders..............................................................................................4
Plan of Distribution..............................................................................................5
Legal Matters.....................................................................................................6
Experts...........................................................................................................6
Where You Can Find More Information...............................................................................6

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions related to the following:

     o    changes in tax legislation;

     o    federal and state regulations;

     o    our dependence on a select group of insurance companies;

     o    our dependence on key producers and services of key personnel;

     o our dependence on information processing systems and risk of errors or omissions;

     o    our dependence on persistency of existing business;

     o    risks associated with acquisitions;

     o    significant intangible assets;

     o    competitive factors and pricing pressures;

     o    general economic conditions; and

     o    risks related to this offering.


     If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those anticipated. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein, which could cause actual results to differ before making an investment decision. You should refer to the section entitled "Risk Factors" beginning on page 34 of our 1999 Annual Report on Form 10-K, which is incorporated by reference, for a discussion of risk factors that could cause actual results to differ materially from those indicated by the forward-looking statements.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf registration" process. Under this shelf process, the selling stockholders may, from time to time, sell shares of common stock described in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                  OUR BUSINESS

     Clark/Bardes Holdings, Inc. wholly owns Clark/Bardes, Inc. which is the successor corporation to Clark/Bardes, Inc., a Texas corporation, formed in 1967. Clark/Bardes Holdings and Clark/Bardes were formed in June 1998 in contemplation of our initial public offering. The initial public offering was completed on August 19, 1998. Our corporate headquarters is located at 102 South Wynstone Park Drive, #200, North Barrington, Illinois 60010, and our telephone number is (847) 304-5800.

     We are a national firm that provides a variety of compensation and benefit services to U.S. corporations, banks and healthcare organizations. Our services include the evaluation, design, implementation and administration of innovative compensation and benefit programs for executives, key employees and other professionals. Over 2,200 corporate, banking and healthcare clients use these customized programs primarily to supplement and secure benefits for their executives, key employees and professionals and to offset the costs of employee benefit liabilities. We arrange for our clients to finance these programs using life insurance and other financial products. Generally our revenue is earned from:

     o first-year and renewal commissions paid to us by the insurance companies that underwrite the insurance policies underlying our clients' compensation and benefit programs;

     o consulting fees paid by our clients to evaluate and design executive compensation and benefit plans; and

     o fees paid by our clients for ongoing administrative and other services.

     We typically receive renewal commissions and service and administration fees as long as the insurance policies underlying our clients' programs remain in force.

     We have four operating divisions. Each of these divisions is focused on the evaluation, design, implementation and administration of innovative compensation and benefit programs that help each of their clients attract and retain executives, key employees and other professionals. Each of our divisions operates separately from a different location with its own president, marketing and administrative staffs. The divisions operate separately because of the specific expertise required to serve distinct markets and the established name recognition of each division. Through these divisions, we are able to tailor compensation and benefit programs and consulting services to the unique needs of our clients.

     Our Clark/Bardes division markets to large U.S. corporations and banks with over $3 billion in assets. The Clark/Bardes division has as clients over 30 of the top 50 banks in the United States and over 200 major corporations representing a wide variety of industries. In addition to evaluating, designing, implementing and administering compensation and benefit programs for large corporations, the Clark/Bardes division also has been highly successful in providing business-owned life insurance programs for banks. The bank programs are designed to offset employee benefit costs, as well as to finance executive benefit programs.

     Our Bank Compensation Strategies division markets to community banks, which typically have less than $1 billion in assets. We estimate that there are over 7,000 community banks in the United States. Bank Compensation Strategies is a market leader with over 1,200 community bank clients. In addition to evaluating, designing, implementing and administering compensation and benefit programs, the Bank Compensation Strategies division also earns revenue from compensation and incentive consulting for executives, key employees and other professionals as well from ownership succession programs. The Bank Compensation Strategies division also has been highly successful providing business-owned life insurance programs for community banks.

     Our HealthCare Compensation Strategies division markets predominantly to large and medium sized healthcare organizations including the following: not-for-profit and for-profit healthcare systems; independent hospitals; managed care organizations; academic medical centers and teaching hospitals; major group medical practices; and hospital associations. With over 300 clients which represent over 800 hospitals and 500 physician groups, HealthCare Compensation Strategies is a leader in its market. In addition to evaluating, designing, implementing and administering compensation and benefit programs for executives, key employees and other professionals including physicians, the HealthCare Compensation Strategies division also offers comprehensive compensation and benefits consulting services.

     Our Pearl Meyer & Partners division is one of the largest executive compensation and benefits consulting organizations in the United States. Acquired in June 2000, Pearl Meyer & Partners designs compensation programs for a large number of major corporations on a fee basis.

     Through our four operating divisions, our goal is to further strengthen our role as a leading provider of innovative compensation and benefit programs and solutions to corporations, banks and healthcare organizations throughout the United States. To accomplish this goal, we intend to continue to:

     o Leverage Our Market Reputation. Leverage our reputation as an industry leader to expand current operations and to enter into related businesses.

     o Design Innovative Programs. Use our expertise in program development, together with our continued close monitoring of legislative change, to create and market innovative, customized programs to penetrate new markets and to satisfy the financial needs of our clients in a changing regulatory and economic environment.

     o Diversify Our Business. Identify and enter related businesses in which we can profitably employ our competencies. Examples of recent expansion into related businesses include compensation and benefit consulting, benefit plan administrative services and marketing to the not-for-profit sector. In addition, we have started a new business initiative, estate planning, with the recent acquisition of Insurance Alliances Group.

     o Enhance Our Administrative Capabilities and Efficiencies. Distinguish ourselves from our competitors by continuing to enhance our administrative capabilities, providing high quality administrative services and improving operating efficiencies.

     o Pursue Consolidating Acquisitions. Take advantage of the expected consolidation in our industry and markets and implement our design, distribution and service model on a wide scale so as to increase market share, acquire producer and management talent, enter new markets and improve operating margins through efficiencies achieved by acquisitions.

     Most importantly, we plan to continue to provide outstanding service to our clients.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     We are registering all 1,888,887 shares covered by this prospectus on behalf of the selling stockholders named in the table below. We have registered the shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from the selling stockholders as a gift, pledge, partnership distribution or another non-sale related transfer after the date of this prospectus to resell the shares when they deem appropriate. We refer to all of these possible sellers as selling stockholders in this prospectus.

     The table below sets forth the following information with respect to each selling stockholder as of September 13, 2000:

     o    name and, if applicable, the address of the selling stockholder;

     o the number and percentage of total outstanding shares of our common stock each selling stockholder beneficially owned before this offering;

     o the number of shares of our common stock the selling stockholder is offering; and

     o the number and percentage of total outstanding shares of our common stock that the selling stockholder will own after the selling stockholder sells all of the shares in this offering.

     Except as set forth in the table below, none of the selling stockholders has had a material relationship with us within the last three years other than as a result of the ownership of the shares or other securities of Clark/Bardes. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

                                                                                   NUMBER OF
                                NUMBER OF SHARES                                     SHARES
                                  BENEFICIALLY                                     BENEFICIALLY
                                     OWNED          PERCENTAGE      NUMBER OF         OWNED          PERCENTAGE
                                     BEFORE          OF TOTAL        SHARES         AFTER THE          OF TOTAL
 NAME OF SELLING STOCKHOLDER      THE OFFERING     OUTSTANDING(1)    OFFERED         OFFERING       OUTSTANDING(1)
 ---------------------------      ------------     --------------    -------         --------       --------------
Life Investors Insurance          1,150,839            9.1%           740,740          410,099            3.2%
Company of America
  4333 Edgewood Road, NE
  Cedar Rapids, IA 52499

Capital d'Amerique CDPQ Inc.        222,222            1.8%           222,222                0              *
  Place Mercantile
  2001 McGill College
  Avenue, 6th Floor
  Montreal, Quebec, Canada
  H3A 1G1

Phoenix Home Life Mutual          1,111,155            8.8 %          555,555          555,600            4.4%
Insurance Company
  One American Row
  Hartford, CT 06102-5056

AXA Financial, Inc.                 370,370            2.9%           370,370                0              *
  1290 Ave. of the Americas
  New York, NY 10104-0010

----------
*    less than 1%.

(1) Based upon a total of 12,648,485 shares outstanding as of September 11, 2000.

     Because the selling stockholders may offer all, some or none of the shares of common stock, and because the offering contemplated by this prospectus is currently not being underwritten, no estimate can be given as to the number of shares of common stock that will be held by such selling stockholder upon or prior to the termination of this offering. We have assumed for purposes of the above chart that the selling stockholders will sell all of their shares. All other information has been obtained from the selling stockholders.

                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling stockholders. A selling stockholder is a person named in the table above and also includes any donee, pledgee, transferee or other successor-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealer or other financial institution may resell pursuant to this prospectus, as amended or supplemented to reflect such transaction.

     The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers that act in connection with the sale of shares may be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be "underwriters" within the meaning of
Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales by the selling stockholders in the market.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

     Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

     o the name of each such selling stockholder and of the participating broker-dealer(s);

     o    the number of shares involved;

     o    the initial price at which such shares were sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     o    other facts material to the transactions.

     In addition, if we are notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby has been passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements of Phynque, Inc. d/b/a Management Compensation Group/Healthcare incorporated in this prospectus and elsewhere in the registration statement by reference to our current report on Form 8-K/A filed on June 18, 1999 have been incorporated by reference in reliance on the report of Lurie, Basikof, Lapidus & Co., LLP, given on their authority as experts in accounting and auditing.

     The financial statements of Pearl Meyer & Partners, Inc. incorporated in this prospectus and elsewhere in the registration statement by reference to our Current Report on Form 8-K filed on July 5, 2000 have been incorporated by reference in reliance on the report of Cornick, Garber & Sandler, LLP, given on their authority as experts in accounting and auditing.

     The financial statements of Wamberg Financial Corporation, Inc. incorporated in this prospectus and elsewhere in the registration statement by reference to our Current Report on Form 8-K filed on September 16, 1999 have been incorporated by reference in reliance on the report of Blackman Kallick Bartelstein, LLP given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.clarkbardes.com or at the SEC's web site at http://www.sec.gov. None of the information contained in our web site is incorporated by reference into this prospectus.

     We filed a registration statement on Form S-3 to register with the SEC the shares of common stock that may be sold by the selling stockholders. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof until our offering is completed:

     1. Our Annual Report on Form 10-K, File No. 000-24769, for the year ended December 31, 1999, filed on March 29, 2000.

     2.   Our Quarterly Reports since January 1, 2000 as follows:

          o Our Quarterly Report on Form 10-Q, File No. 000-24769, for the quarter ended March 31, 2000, filed on May 8, 2000, as amended by Amendment No. 1 filed on May 16, 2000.

          o Our Quarterly Report on Form 10-Q, File No. 000-24769, for the quarter ended June 30, 2000, filed on August 14, 2000.

     3.   Our Current Reports filed since January 1, 2000 as follows:

          o    Form 8-K, File No. 000-24769, filed on June 15, 2000

          o    Form 8-K, File No. 000-24769, filed on July 5, 2000

          o    Form 8-K, File No. 000-24769, filed on July 21, 2000

          o    Form 8-K, File No. 000-24769, filed on August 29, 2000


     4. The description of the common stock contained in our registration statement on Form 8-A, File No. 000-24769, filed on August 10, 1998, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description.


     You may request a copy of these filings, at no cost, by writing or telephoning:

                             Clark/Bardes Holdings, Inc.
                             102 South Wynstone Park Drive, #200
                             North Barrington, Illinois 60010
                             (847) 304-5800


     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

================================================================================




                                1,888,887 SHARES





                       [CLARK/BARDES HOLDINGS, INC. LOGO]



                                  COMMON STOCK


                                   ----------

                                   PROSPECTUS

                                   ----------






                              ______________, 2000






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions are set forth in the following table. The Company will pay all expenses of issuance and distribution. Each amount, except for the SEC, Nasdaq National Market and NASD fees, is estimated.

     SEC registration fees ...................................     $    5,376
     Nasdaq National Market application listing fee ..........     $   18,889
     Transfer agent's and registrar's fees and expenses ......     $    5,000
     Printing and engraving expenses .........................     $    5,000
     Legal fees and expenses .................................     $   50,000
     Accounting fees and expenses ............................     $   10,000
     Miscellaneous ...........................................     $      735
                                                                   ----------
               Total .........................................     $   95,000
                                                                   ==========

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Clark/Bardes Holdings' Certificate of Incorporation provides that Clark/Bardes Holdings shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify under Delaware law.

     Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Clark/Bardes Holdings' Bylaws provide for indemnification by Clark/Bardes Holdings of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Clark/Bardes Holdings if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Clark/Bardes Holdings, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. Clark/Bardes Holdings' Certificate of Incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to Clark/Bardes Holdings or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

     Expenses for the defense of any action for which indemnification may be available may be advanced by Clark/Bardes Holdings under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. Clark/Bardes Holdings' directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16 -- EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:


    EXHIBIT
    NUMBER                                DESCRIPTION
    ------                                -----------

    2.1           -- Reorganization Agreement, by and among Clark/Bardes, Inc.,
                     Clark/Bardes, Inc. and the Predecessor Company (Incorporated herein by reference to Exhibit 2.1 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799).

    2.2           -- Letter of Intent, dated May 29, 1998, from Clark/Bardes,
                     Inc. and the Schoenke Companies (Incorporated herein by reference to Exhibit 2.2 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799).

    2.3           -- Asset Purchase Agreement, dated September 5, 1997, among
                     Clark/Bardes, Inc., Bank Compensation Strategies, Inc., et al. (Incorporated herein by reference to Exhibit 2.3 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799).

    2.4           -- Letter of Understanding, dated October 1, 1998, by and
                     between Clark/Bardes Holdings, Inc and the Wiedemann & Johnson Company (Incorporated herein by reference to Exhibit 10 of Clark/Bardes' Quarterly Report on Form 10-Q, File No. 000-24769, filed with the SEC on November 16,
                     1998).

    2.5           -- Asset Purchase Agreement, dated September 18, 1998, with
                     Schoenke & Associates Corporation, Schoenke & Associates Securities Corporation and Raymond F. Schoenke, Jr. (Incorporated herein by reference to Exhibit 2.2 of Clark/Bardes' Current Report on Form 8-K, File No. 000-24769, filed with the SEC on October 2, 1998).

    2.6           -- Asset Purchase Agreement, dated November 16, 1998, by and among Clark/Bardes, Inc., Clark/Bardes, Inc., Wiedemann & Johnson Company, Bruce Hlavacek and Jennie Hlavacek (Incorporated herein by reference to Exhibit 2.6 of Clark/Bardes' Annual Report on Form 10-K, File No. 000-24769, filed with the SEC on March 31, 1999).

    2.7           -- Asset Purchase Agreement, dated April l5, 1999, by and
                     among Clark/Bardes, Inc., Clark/Bardes Holdings, Inc., Phynque, Inc., d/b/a Management Compensation Group/HealthCare, and certain shareholders of Phynque, Inc., d/b/a Management Compensation Group/HealthCare (Incorporated herein by reference to Exhibit 2.1 of Clark/Bardes' Current Report on Form 8-K, File No. 000-24769, filed with the SEC on April 20, 1999).

    2.8           -- Agreement and Plan of Reorganization, dated May 18, 1999, by and among Clark/Bardes Holdings, Inc., NICB Agency, Inc., and David Shuster, Lynn High, Kathy Smith, and Kelly Earls (Incorporated herein by reference to Exhibit 2.8 of Clark/Bardes' Quarterly Report on Form 10-Q, File No. 000-24769, filed with the SEC on August 16, 1999).

    2.9           -- Asset and Stock Purchase Agreement, dated September 1,
                     1999, by and among Clark/Bardes, Inc. and The Wamberg Organization, Inc. and W.T. Wamberg (Incorporated herein by reference to Exhibit 2.1 of Clark/Bardes' Current Report on Form 8-K, File No. 000-24769, filed with the SEC on September 16, 1999).

    2.10          -- Stock Purchase Agreement, dated as of June 21, 2000, by and among Clark/Bardes, Inc., Clark/Bardes Holdings, Inc., Pearl Meyer, Diane D. Posnak, Steven E. Hall, Rhoda G. Edelman, Claude E. Johnston, and David N. Swiford (Incorporated herein by reference to Exhibit 99.1 of Clark/Bardes' Current Report on Form 8-K, File No. 000-24769, filed with the SEC on July 5, 2000).

    EXHIBIT
    NUMBER                                DESCRIPTION
    ------                                -----------

    3.1           -- Certificate of Incorporation of Clark/Bardes, Inc.
                     (Incorporated herein by reference to Exhibit 3.1 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799, filed with the SEC on July 12, 1998).

    3.2           -- Bylaws of Clark/Bardes, Inc. (Incorporated herein by
                     reference to Exhibit 3.2 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799, filed with the SEC on July 12, 1998).

    3.3           -- Certificate of Amendment (Incorporated herein by reference to Exhibit 3.3 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799).

    3.4           -- Certificate of Designation (Incorporated herein by
                     reference to Exhibit 3.4 of Clark/Bardes' Registration Statement on Form S-1, File No. 333-56799).

    3.5           -- Certificate of Merger of NICB Agency, Inc. and Clark/Bardes
                     Holdings, Inc (Incorporated herein by reference to Exhibit
                     3.5 of Clark/Bardes' Quarterly Report on Form 10-Q, File No. 000-24769, filed with the SEC on August 16, 1999).

    4.1           -- Specimen Certificate for shares of Common Stock, par value
                     $.01 per share, of Clark/Bardes Holdings, Inc. (Incorporated herein by reference to Exhibit 4.1 of Clark/Bardes' Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-56799, filed with the SEC on July 27, 1998).

    4.2           -- Rights Agreement, dated as of July 10, 1998, by and between
                     Clark/Bardes, Inc. and The Bank of New York (Incorporated herein by reference to Exhibit 4.4 of Clark/Bardes' Quarterly Report on Form 10-Q, File No. 000-24769, filed with the SEC on November 16, 1998).

   *5             -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

  *23.1           -- Consent of Cornick Garber & Sandler, LLP.

  *23.2           -- Consent of Lurie, Besikof, Lapidus & Co., LLP.

  *23.3           -- Consent of Blackman Kallick Bartelstein, LLP.

  *23.4           -- Consent of Ernst & Young LLP.

  *23.5           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     (included in its opinion filed as Exhibit 5 hereto).

  *24             -- Power of Attorney (included on signature page of the
                     Registration Statement as initially filed).


----------
    * Filed herewith.

     (b) Financial Statement Schedules

    None.

ITEM 17 -- UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant further hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Barrington, State of Illinois, on September 19, 2000.

                                       CLARK/BARDES HOLDINGS, INC.



                                       By: /s/ W.T. WAMBERG
                                          ------------------------
                                          W.T. Wamberg
                                          Chief Executive Officer



                                POWER OF ATTORNEY

     The undersigned directors and officers of Clark/Bardes Holdings hereby constitute and appoint W.T. Wamberg and Thomas M. Pyra, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact and agent with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

                   NAME                                     TITLE                                    DATE
                   ----                                     -----                                    ----
/s/ W.T. WAMBERG                                Chief Executive Officer,                       September 19, 2000
-------------------------------------------     Chairman of the Board and Director
               W.T. Wamberg                     (principal executive officer)


/s/ THOMAS M. PYRA                              Vice President, Chief Financial                September 19, 2000
-------------------------------------------     Officer and Chief Operating Officer
              Thomas M. Pyra                    (principal financial officer and
                                                principal accounting officer)


/s/ MELVIN G. TODD                              Director                                       September 19, 2000
-------------------------------------------
              Melvin G. Todd


/s/ L. WILLIAM SEIDMAN                          Director                                       September 19, 2000
-------------------------------------------
            L. William Seidman


/s/ RANDOLPH A. POHLMAN                         Director                                       September 19, 2000
-------------------------------------------
           Randolph A. Pohlman

/s/ GEORGE D. DALTON                            Director                                       September 19, 2000
-------------------------------------------
             George D. Dalton


/s/ STEVEN F. PIAKER                            Director                                       September 19, 2000
-------------------------------------------
             Steven F. Piaker

                                       INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                                DESCRIPTION
    ------                                -----------
    2.1           -- Reorganization Agreement, by and among Clark/Bardes, Inc.,
                     Clark/Bardes, Inc. and the Predecessor Company
                     (Incorporated herein by reference to Exhibit 2.1 of
                     Clark/Bardes' Registration Statement on Form S-1, File No.
                     333-56799).

    2.2           -- Letter of Intent, dated May 29, 1998, from Clark/Bardes,
                     Inc. and the Schoenke Companies (Incorporated herein by reference to Exhibit 2.2 of Clark/Bardes' Registration
                     Statement on Form S-1, File No. 333-56799).

    2.3           -- Asset Purchase Agreement, dated September 5, 1997, among
                     Clark/Bardes, Inc., Bank Compensation Strategies, Inc., et al. (Incorporated herein by reference to Exhibit 2.3 of Clark/Bardes' Registration Statement on Form S-1, File No.
                     333-56799).

    2.4           -- Letter of Understanding, dated October 1, 1998, by and
                     between Clark/Bardes Holdings, Inc and the Wiedemann &
                     Johnson Company (Incorporated herein by reference to Exhibit 10 of Clark/Bardes' Quarterly Report on Form 10-Q,
                     File No. 000-24769, filed with the SEC on November 16,
                     1998).

    2.5           -- Asset Purchase Agreement, dated September 18, 1998, with
                     Schoenke & Associates Corporation, Schoenke & Associates
                     Securities Corporation and Raymond F. Schoenke, Jr.
                     (Incorporated herein by reference to Exhibit 2.2 of Clark/Bardes' Current Report on Form 8-K, File No.
                     000-24769, filed with the SEC on October 2, 1998).

    2.6           -- Asset Purchase Agreement, dated November 16, 1998, by and among Clark/Bardes, Inc., Clark/Bardes, Inc., Wiedemann &
                     Johnson Company, Bruce Hlavacek and Jennie Hlavacek
                     (Incorporated herein by reference to Exhibit 2.6 of Clark/Bardes' Annual Report on Form 10-K, File No.
                     000-24769, filed with the SEC on March 31, 1999).

    2.7           -- Asset Purchase Agreement, dated April l5, 1999, by and
                     among Clark/Bardes, Inc., Clark/Bardes Holdings, Inc.,
                     Phynque, Inc., d/b/a Management Compensation
                     Group/HealthCare, and certain shareholders of Phynque, Inc., d/b/a Management Compensation Group/HealthCare
                     (Incorporated herein by reference to Exhibit 2.1 of Clark/Bardes' Current Report on Form 8-K, File No.
                     000-24769, filed with the SEC on April 20, 1999).

    2.8           -- Agreement and Plan of Reorganization, dated May 18, 1999, by and among Clark/Bardes Holdings, Inc., NICB Agency,
                     Inc., and David Shuster, Lynn High, Kathy Smith, and Kelly
                     Earls (Incorporated herein by reference to Exhibit 2.8 of Clark/Bardes' Quarterly Report on Form 10-Q, File No.
                     000-24769, filed with the SEC on August 16, 1999).

    2.9           -- Asset and Stock Purchase Agreement, dated September 1,
                     1999, by and among Clark/Bardes, Inc. and The Wamberg
                     Organization, Inc. and W.T. Wamberg (Incorporated herein by reference to Exhibit 2.1 of Clark/Bardes' Current Report on
                     Form 8-K, File No. 000-24769, filed with the SEC on
                     September 16, 1999).

    2.10          -- Stock Purchase Agreement, dated as of June 21, 2000, by and among Clark/Bardes, Inc., Clark/Bardes Holdings, Inc.,
                     Pearl Meyer, Diane D. Posnak, Steven E. Hall, Rhoda G.
                     Edelman, Claude E. Johnston, and David N. Swiford
                     (Incorporated herein by reference to Exhibit 99.1 of Clark/Bardes' Current Report on Form 8-K, File No.
                     000-24769, filed with the SEC on July 5, 2000).

                                       INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                                DESCRIPTION
    ------                                -----------
    3.1           -- Certificate of Incorporation of Clark/Bardes, Inc.
                     (Incorporated herein by reference to Exhibit 3.1 of
                     Clark/Bardes' Registration Statement on Form S-1, File No.
                     333-56799, filed with the SEC on July 12, 1998).

    3.2           -- Bylaws of Clark/Bardes, Inc. (Incorporated herein by
                     reference to Exhibit 3.2 of Clark/Bardes' Registration
                     Statement on Form S-1, File No. 333-56799, filed with the
                     SEC on July 12, 1998).

    3.3           -- Certificate of Amendment (Incorporated herein by reference to Exhibit 3.3 of Clark/Bardes' Registration Statement on
                     Form S-1, File No. 333-56799).

    3.4           -- Certificate of Designation (Incorporated herein by
                     reference to Exhibit 3.4 of Clark/Bardes' Registration
                     Statement on Form S-1, File No. 333-56799).

    3.5           -- Certificate of Merger of NICB Agency, Inc. and Clark/Bardes
                     Holdings, Inc (Incorporated herein by reference to Exhibit
                     3.5 of Clark/Bardes' Quarterly Report on Form 10-Q, File
                     No. 000-24769, filed with the SEC on August 16, 1999).

    4.1           -- Specimen Certificate for shares of Common Stock, par value
                     $.01 per share, of Clark/Bardes Holdings, Inc.
                     (Incorporated herein by reference to Exhibit 4.1 of Clark/Bardes' Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-56799, filed with the SEC on July
                     27, 1998).

    4.2           -- Rights Agreement, dated as of July 10, 1998, by and between
                     Clark/Bardes, Inc. and The Bank of New York (Incorporated herein by reference to Exhibit 4.4 of Clark/Bardes'
                     Quarterly Report on Form 10-Q, File No. 000-24769, filed with the SEC on November 16, 1998).

   *5             -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

  *23.1           -- Consent of Cornick Garber & Sandler, LLP.

  *23.2           -- Consent of Lurie, Besikof, Lapidus & Co., LLP.

  *23.3           -- Consent of Blackman Kallick Bartelstein, LLP.

  *23.4           -- Consent of Ernst & Young LLP.

  *23.5           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     (included in its opinion filed as Exhibit 5 hereto).

  *24             -- Power of Attorney (included on signature page of the
                     Registration Statement as initially filed).

-----------
    *Filed herewith